UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 19, 2013 (December 19, 2013)

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting held on December 19, 2013, the Company’s stockholders were asked to approve the following matters:

(1)	a proposal to approve the merger of Paladin Realty Income Properties, L.P. with and into a wholly owned subsidiary of Resource Real Estate Opportunity OP, LP and the other matters contemplated by the Agreement and Plan of Merger dated July 18, 2013, by and among the Company, Paladin Realty Income Properties, L.P., Resource Opportunity Real Estate REIT, Inc., and RRE Charlemagne Holdings, LLC, as amended, as well as the Company’s dissolution (the “Transaction Proposal”);
(2)	a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the transaction and the other matters contemplated by the agreement, as well as the Company’s dissolution (the “Adjournment Proposal”); and
(3)	a proposal for the election of five persons to serve on the Company’s board of directors until the 2014 Annual Meeting and until their successors are duly elected and qualify if the transaction is not consummated.

The Company’s inspector of elections reported the vote on the proposals as follows:

The Transaction Proposal received favorable votes from a majority of all votes entitled to be cast on the proposal, and the Transaction Proposal was approved. The voting results with respect to the Transaction Proposal were as follows:

For	Against	Abstain
4,622,133	162,668	136,437

The Adjournment Proposal received favorable votes from a majority of all votes entitled to be cast on the proposal, and the Adjournment Proposal was approved. The voting results with respect to the Adjournment Proposal were as follows:

For	Against	Abstain
4,609,022	154,001	158,214

All of the nominees were elected to serve on the Company’s board of directors until the 2014 Annual Meeting and until their successors are duly elected and qualify if the transaction is not consummated. The voting results for each of the five persons nominated were as follows:

Name of Director	Votes For	Votes Withheld

James R. Worms	4,621,952	299,285
John A. Gerson	4,639,227	282,011
Harold H. Greene	4,640,227	281,011
Michael L. Meyer	4,640,227	281,011
Christopher H. Volk	4,637,784	283,453

No broker non-votes were cast in any of the proposals or in the election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: December 19, 2013	By:	/s/ James R Worms
James R. Worms
Chief Executive Officer and President